As filed with the Securities and Exchange Commission on March 14, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

INSPIRATO INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	85-2426959
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Inspirato Incorporated

1544 Wazee Street

Denver, CO 80202

(Address of principal executive offices, including zip code)

2021 Equity Incentive Plan

(Full title of the plan)

Eric Grosse

Chief Executive Officer

Inspirato Incorporated

1544 Wazee Street

Denver, CO 80202

(303) 586-7771

(Telephone number, including area code, of agent for service)

Copies to:

Kristin Lentz, Esq. John A. Elofson, Esq. Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 (303) 892-9400	Brent Wadman General Counsel and Secretary Inspirato Incorporated 1544 Wazee Street Denver, CO 80202 (303) 586-7771

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 322,223 shares of Class A common stock, $0.0001 par value per share, of Inspirato Incorporated (the “Registrant”), which may be issued pursuant to awards under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”). In accordance with General Instruction E to Form S-8, the Registrant incorporates herein by reference the contents of the Registration Statements on Form S-8 filed by the Registrant with respect to the 2021 Plan on April 15, 2022 (Registration No. 333-264331) and March 16, 2023 (Registration No. 333-270588), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) as permitted by the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Those documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the “Commission”):

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 12, 2024;

(2)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 5, 2024, and March 7. 2024 (excluding “furnished” and not “filed” information); and

(3)	The description of the Registrant’s Class A common stock contained in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 12, 2024, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description	Form	File Number	Exhibit	Filing Date
4.1	Form of Class A Common Stock Certificate	S-8	333-264331	4.1	April 15, 2022
5.1*	Opinion of Davis, Graham & Stubbs LLP
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Davis, Graham & Stubbs LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in signature pages hereto).
99.1	Inspirato Incorporated 2021 Equity Incentive Plan	S-4	333-259570	10.17	September 16, 2021
99.2	Form of Restricted Stock Unit Award Agreement under the Inspirato Incorporated 2021 Equity Incentive Plan	S-8	333-264331	99.2	April 15, 2022
99.3	Form of Stock Option Agreement under the Inspirato Incorporated 2021 Equity Incentive Plan	S-8	333-264331	99.3	April 15, 2022
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 14, 2024.

INSPIRATO INCORPORATED

By:	/s/ Eric Grosse
Eric Grosse
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric Grosse as such individual’s true and lawful attorney in fact and agent with full power of substitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Eric Grosse	Chief Executive Officer & Director (Principal Executive Officer)	March 14, 2024
Eric Grosse

/s/ Robert Kaiden	Chief Financial Officer (Principal Financial and Accounting Officer)	March 14, 2024
Robert Kaiden

/s/ Michael Armstrong	Director	March 14, 2024
Michael Armstrong

/s/ Scott Berman	Director	March 14, 2024
Scott Berman

/s/ Brent Handler	Director	March 14, 2024
Brent Handler

/s/ Brad Handler	Executive Chairman and Director	March 14, 2024
Brad Handler

/s/ Ann Payne	Director	March 14, 2024
Ann Payne

/s/ John Melicharek	Director	March 14, 2024
John Melicharek